FirstSun Capital Bancorp Reports Fourth Quarter and Full Year 2025 Results
Fourth Quarter 2025 Highlights:
•Net income of $24.8 million, $0.88 per diluted share (adjusted, $26.9 million, $0.95 per diluted share, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Net interest margin of 4.18%
•Return on average total assets of 1.17% (adjusted, 1.27%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average stockholders’ equity of 8.58% (adjusted, 9.31%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Average loan growth of 8.5%, annualized
•24.3% noninterest income to total revenue1
Denver, Colorado – January 26, 2026 – FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN) reported net income of $24.8 million for the fourth quarter of 2025 compared to net income of $16.4 million for the fourth quarter of 2024. Earnings per diluted share were $0.88 for the fourth quarter of 2025 compared to $0.58 for the fourth quarter of 2024. Adjusted net income, a non-GAAP financial measure, was $26.9 million or $0.95 per diluted share for the fourth quarter of 2025 compared to $24.3 million or $0.86 per diluted share for the fourth quarter of 2024.
Neal Arnold, FirstSun’s Chief Executive Officer and President, commented, “We are very pleased with our strong operating results in the fourth quarter. Among the highlights were our growth in net interest margin to a strong 4.18%, average loan growth of 8.5%, annualized and revenue growth driving our earnings growth. Our strategic focus on our C&I, consumer and service fee businesses has enabled us to continue to responsibly grow our franchise and deliver strong earnings once again this year. While we acknowledge the potential influence of macroeconomic and geopolitical risks, we look forward to the franchise opportunities ahead in 2026 and believe our business model and well diversified business mix will position us for continued success.
“We are also encouraged with the progress we are making with the First Foundation team on operational integration planning and balance sheet optimization work. Finally, I want to thank all of our hard working employees for their continued focus on creating a best-in-class bank while delivering value added solutions to all our customers throughout our footprint.”
Fourth Quarter 2025 Results

Net income totaled $24.8 million, or $0.88 per diluted share, for the fourth quarter of 2025, compared to $23.2 million, or $0.82 per diluted share, for the prior quarter. Adjusted net income, a non-GAAP financial measure, totaled $26.9 million, or $0.95 per diluted share, for the fourth quarter of 2025, compared to $23.4 million, or $0.83 per diluted share, for the prior quarter.

The return on average total assets was 1.17% for the fourth quarter of 2025, compared to 1.09% for the prior quarter, and the return on average stockholders’ equity was 8.58% for the fourth quarter of 2025, compared to 8.22% for the prior quarter. Adjusted return on average total assets and adjusted return on average stockholders’ equity, each a non-GAAP financial measure, were 1.27% and 9.31% respectively for the fourth quarter of 2025 compared to 1.10% and 8.31% respectively for the prior quarter.

1 Total revenue is net interest income plus noninterest income.

Net Interest Income and Net Interest Margin
Net interest income totaled $83.5 million for the fourth quarter of 2025, an increase of $2.5 million compared to the prior quarter. Our net interest margin increased 11 basis points to 4.18% compared to the prior quarter.
Average loans, including loans held-for-sale, increased by $158.2 million in the fourth quarter of 2025, compared to the prior quarter. Loan yield decreased by 12 basis points to 6.37% in the fourth quarter of 2025, compared to the prior quarter, primarily due to the declining interest rate environment and its impact on variable rate loans in the loan portfolio. Average interest-bearing cash and other assets decreased by $131.2 million in the fourth quarter of 2025, compared to the prior quarter. Interest-bearing cash and other assets yield decreased by 57 basis points to 3.68% in the fourth quarter of 2025, compared to the prior quarter, primarily due to the declining interest rate environment.
Average interest-bearing deposits decreased $60.6 million in the fourth quarter of 2025, compared to the prior quarter. Total cost of interest-bearing deposits decreased by 21 basis points to 2.60% in the fourth quarter of 2025, compared to the prior quarter, primarily due to rate decreases for certificates of deposit and money market deposits amidst the declining interest rate environment and a decrease in certificates of deposit balances. Average other long-term borrowings decreased $39.5 million in the fourth quarter of 2025, compared to the prior quarter. Cost of other long-term borrowings decreased 259 basis points to 5.82% in the fourth quarter of 2025, compared to the prior quarter, primarily due to the redemption of $40.0 million of subordinated notes.
Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $6.2 million for the fourth quarter of 2025 primarily due to impacts from net portfolio downgrades.
Net charge-offs for the fourth quarter of 2025 were $5.0 million resulting in an annualized ratio of net charge-offs to average loans of 0.30%, compared to net charge-offs of $9.1 million, or an annualized ratio of net-charge offs to average loans of 0.55% for the prior quarter. Net charge-offs for the fourth quarter of 2025 were elevated primarily due to a write-down related to a specific customer relationship in our C&I loan portfolio.
The allowance for credit losses as a percentage of loans was 1.27% at December 31, 2025, an increase of one basis point from the prior quarter. The ratio of nonperforming assets to total assets was 0.85% at December 31, 2025, compared to 0.98% at September 30, 2025.
Noninterest Income
Noninterest income totaled $26.7 million for the fourth quarter of 2025, an increase of $0.4 million from the prior quarter. Income from mortgage banking services decreased $0.5 million for the fourth quarter of 2025, from the prior quarter, primarily due to a decrease in net MSR capitalization resulting from higher balance runoff in the servicing portfolio. Other noninterest income increased $0.8 million for the fourth quarter of 2025, from the prior quarter, primarily due to an increase in loan syndication fees and swap fee income, partially offset by a decrease in the fair value of investments related to our deferred compensation plan.
Noninterest income as a percentage of total revenue2 was 24.3%, a decrease of 0.2% from the prior quarter.
Noninterest Expense
Noninterest expense totaled $72.0 million for the fourth quarter of 2025, an increase of $3.1 million from the prior quarter. Salary and employee benefits decreased $1.3 million in the fourth quarter of 2025 from the prior quarter, primarily due to a decrease in the fair value of investments related to our deferred compensation plan and a reduction in medical insurance costs. Other noninterest expenses increased $2.4 million in the fourth quarter of 2025 from the prior quarter, primarily due to the acceleration of remaining deferred expenses related to the $40.0 million subordinated notes redemption and maintenance expenses incurred related to OREO properties. Merger related expenses increased $2.0 million in the fourth quarter of 2025 from the prior quarter.
2 Total revenue is net interest income plus noninterest income.

The efficiency ratio for the fourth quarter of 2025 was 65.37% compared to 64.22% for the prior quarter. The adjusted efficiency ratio, a non-GAAP financial measure, for the fourth quarter of 2025 was 63.36% compared to 64.00% for the prior quarter.
Tax Rate
The effective tax rate was 22.4% for the fourth quarter of 2025, compared to 18.1% for the prior quarter.
Loans
Loans were $6.7 billion at December 31, 2025 and September 30, 2025, decreasing $8.4 million in the fourth quarter of 2025, or 0.5% on an annualized basis.
Deposits
Deposits were $7.1 billion at December 31, 2025 and September 30, 2025, an increase of $1.9 million in the fourth quarter of 2025, or 0.1% on an annualized basis, primarily due to an increase of $100.0 million in money market accounts, partially offset by decreases of $61.8 million in certificates of deposit and $23.1 million in noninterest-bearing deposit accounts. Average deposits were $7.1 billion for fourth quarter of 2025 and for the prior quarter, decreasing $4.8 million or 0.3% on an annualized basis.
Noninterest-bearing deposit accounts represented 23.2% of total deposits at December 31, 2025 and the loan to deposit ratio was 93.9% at December 31, 2025.
The ratio of total uninsured deposits to total deposits was estimated to be 36.6% at December 31, 2025. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 29.0% at December 31, 2025.3
Capital
Capital ratios remain strong and above “well-capitalized” thresholds. As of December 31, 2025, our common equity tier 1 risk-based capital ratio was 14.12%, total risk-based capital ratio was 15.73% and tier 1 leverage ratio was 12.75%. Book value per share was $41.36 at December 31, 2025, an increase of $0.88 from September 30, 2025. Tangible book value per share, a non-GAAP financial measure, was $37.83 at December 31, 2025, an increase of $0.91 from September 30, 2025.
3 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Full Year 2025 Results
Full Year Highlights:
•Net income of $97.9 million, $3.47 per diluted share (adjusted, $100.5 million, $3.56 per diluted share, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Net interest margin of 4.10%
•Return on average total assets of 1.18% (adjusted, 1.21%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average stockholders’ equity of 8.88% (adjusted, 9.11%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Loan growth of 4.7%
•Average deposit growth of 6.6%
•24.3% noninterest income to total revenue4
Net income totaled $97.9 million, or $3.47 per diluted share, in 2025, compared to $75.6 million, or $2.69 per diluted share, in 2024. Adjusted net income, a non-GAAP financial measure, was $100.5 million, or $3.56 per diluted share, in 2025 compared to $87.7 million, or $3.13 per diluted share, in 2024.
The return on average total assets was 1.18% in 2025, compared to 0.96% in 2024, and the return on average stockholders’ equity was 8.88% in 2025, compared to 7.56% in 2024. Adjusted return on average total assets and adjusted return on average stockholders’ equity, each a non-GAAP financial measure, were 1.21% and 9.11% respectively in 2025 compared to 1.12% and 8.77% respectively in 2024.
Net Interest Income and Net Interest Margin
Net interest income totaled $317.4 million in 2025, an increase of $20.5 million compared to 2024. Our net interest margin increased four basis points to 4.10% compared to 2024.
Average loans, including loans held-for-sale, increased by $224.1 million in 2025, compared to 2024. Loan yield decreased by 17 basis points to 6.41% in 2025, compared to 2024, primarily due to the declining interest rate environment and its impact on variable rate loans in the loan portfolio. Average interest-bearing cash and other assets increased by $218.6 million in 2025, compared to 2024. Interest-bearing cash and other assets yield decreased by 88 basis points to 4.14% in 2025, compared to 2024, primarily due to the declining interest rate environment.
Average deposits increased $357.6 million in 2025, compared to 2024. Total cost of interest-bearing deposits decreased by 30 basis points to 2.73% in 2025, compared to 2024, primarily due to a decrease in balances and rates for certificates of deposit amidst the declining interest rate environment, partially offset by an increase in promotional rate money market deposit balances. Average FHLB borrowings decreased $117.0 million in 2025, compared to 2024. The cost of FHLB borrowings decreased by 87 basis points to 4.61% in 2025, compared to 2024.
Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $24.6 million in 2025, a decrease of $3.0 million compared to 2024. The provision for credit losses in 2025 was primarily due to a combination of deterioration of two customer relationships in our commercial and industrial (C&I) portfolio, impacts from net portfolio downgrades, and impacts from growth in loan portfolio balances.
Net charge-offs in 2025 were $28.3 million, or a ratio of net charge-offs to average loans of 0.43%, compared to net charge-offs of $20.4 million, or a ratio of net charge-offs to average loans of 0.32%, in 2024. Net charge-offs in 2025 were elevated primarily due to write-downs of two customer relationships in our C&I loan portfolio.
The allowance for credit losses as a percentage of loans was 1.27% at December 31, 2025, compared to 1.38% at December 31, 2024. The ratio of nonperforming assets to total assets was 0.85% at December 31, 2025, compared to 0.92% at December 31, 2024.
4 Total revenue is net interest income plus noninterest income.

Noninterest Income
Noninterest income totaled $101.9 million during 2025, an increase of $12.1 million from 2024. Income from mortgage banking services increased $8.1 million in 2025 compared to 2024, primarily due to an increase in gain on sales driven by higher origination volume and margins and an increase in mortgage servicing revenue driven by higher servicing portfolio balances. Treasury management service fees increased $2.6 million in 2025 compared to 2024, primarily due to growth in services provided to our business customers. Other noninterest income increased $2.8 million in 2025 compared to 2024, primarily due to an increase in loan syndication fees and swap fee income.
Noninterest income as a percentage of total revenue5 totaled 24.3% in 2025, compared to 23.2% in 2024.
Noninterest Expense
Noninterest expense totaled $271.8 million in 2025, an increase of $7.7 million from 2024. Salaries and employee benefits increased $16.8 million in 2025 compared to 2024, primarily due to an increase in headcount of C&I bankers and support personnel, higher levels of variable compensation, including those associated with an increase in mortgage loan originations, and an increase in medical insurance costs. Merger related expenses decreased $10.4 million in 2025 compared to 2024.
The efficiency ratio for 2025 was 64.82% compared to 68.28% in 2024. The adjusted efficiency ratio, a non-GAAP financial measure, in 2025 was 64.17% compared to 64.13% in 2024.
Tax Rate
The effective tax rate was 20.3% in 2025, compared to 20.5% in 2024.
Loans
Loans were $6.7 billion at December 31, 2025 compared to $6.4 billion at December 31, 2024, an increase of $0.3 billion or 4.7%, primarily due to growth of $0.3 billion in C&I loans.
Deposits
Deposits were $7.1 billion at December 31, 2025 and $6.7 billion at December 31, 2024, an increase of $0.4 billion or 6.5% in 2025, primarily due to increases of $0.1 billion in noninterest-bearing deposit accounts, $0.1 billion in interest-bearing demand and NOW accounts, and $0.5 billion in money market accounts, partially offset by a decrease of $0.3 billion in certificates of deposit. Average deposits were $6.9 billion for the year ending December 31, 2025, compared to $6.5 billion for the prior year, an increase of $430.4 million or 6.6%.
Capital
Capital ratios remain strong and above “well-capitalized” thresholds. As of December 31, 2025, our common equity tier 1 risk-based capital ratio was 14.12%, total risk-based capital ratio was 15.73% and tier 1 leverage ratio was 12.75%. Book value per share was $41.36 at December 31, 2025, an increase of $3.78 from December 31, 2024. Tangible book value per share, a non-GAAP financial measure, was $37.83 at December 31, 2025, an increase of $3.89 from December 31, 2024.
5 Total revenue is net interest income plus noninterest income.

Non-GAAP Financial Measures
This press release (including the tables beginning on page 21) contains financial measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the non-GAAP measures used in this press release:
•Tangible stockholders’ equity to tangible assets;
•Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax;
•Tangible book value per share;
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted return on average total assets;
•Adjusted return on average stockholders’ equity;
•Return on average tangible stockholders’ equity;
•Adjusted return on average tangible stockholders’ equity;
•Adjusted total noninterest expense;
•Adjusted efficiency ratio; and
•Fully tax equivalent (“FTE”) net interest income and net interest margin.
The tables beginning on page 21 provide a reconciliation of each non-GAAP financial measure contained in this press release to the most comparable GAAP equivalent.
About FirstSun Capital Bancorp
FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank and First National 1870. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with depository branches in seven states and mortgage capabilities in 44 states. FirstSun had total consolidated assets of $8.5 billion as of December 31, 2025.
First National 1870 is a division of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com or SunflowerBank.com
Investor Earnings Conference Call
FirstSun will host a conference call on Tuesday, January 27, 2026 at 11:00 a.m. (EST) to discuss its fourth quarter and full year 2025 financial results.
Participants may join by phone by dialing (833) 470-1428 for toll-free within the US and (404) 975-4839 for all other locations. The conference Access Code is 586052. The numbers for international participants are available here: https://www.netroadshow.com/events/global-numbers?confId=48643.
An audio replay of the live call, and the accompanying presentation slides, is expected to be available following the live event on the “Events & Presentations page” of FirstSun’s website at https://ir.firstsuncb.com/overview/default.aspx.

Day-Count Convention
Annualized ratios are presented utilizing the Actual/Actual day-count convention. Annualized ratios have been recalculated to conform to the current presentation for periods prior to March 31, 2025.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our future franchise opportunities and continued success in 2026. These statements reflect management’s current expectations and are not guarantees of future performance. Words such as “focus,” “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “opportunity,” “continue,” “should,” and “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: changes in interest rates (including anticipated Federal Reserve rate cuts that might not occur) and their related impact on macroeconomic conditions, customer behavior, our funding costs and our loan and securities portfolios; the quality or composition of our loan or investment portfolios and changes therein; failure to maintain our mortgage production flow to secondary markets; the sufficiency of liquidity and changes in our capital position; the inability of our infrastructure initiatives to reduce expenses; increased deposit volatility; potential regulatory developments; U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; the possibility that our previously announced merger with First Foundation Inc. (“First Foundation”) does not close when expected or at all because required regulatory, stockholder or other approvals and conditions to closing are not received or satisfied on a timely basis or at all; the possibility that the proposed First Foundation merger, including the re-positioning strategy, will not be completed as planned, or achieve the anticipated benefits; the diversion of management’s attention from ongoing business operations and opportunities due to the proposed First Foundation merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the First Foundation merger agreement; the possibility that the anticipated benefits of the proposed First Foundation merger, including anticipated cost savings and synergies, are not realized when expected or at all, including because of the impact of, or problems arising from, the integration of the companies or as a result of the strength of the economy, competitive factors in the areas where we do business, or because of other unexpected factors or events; and other general competitive, economic, business, market and political conditions.
We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other documents subsequently filed by the Company with the SEC, including its Quarterly Reports on Form 10-Q. Further, any forward-looking statement speaks only as of the date on which it is made and we do not intend to and disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information About the Merger and Where to Find It
This communication contains statements regarding the proposed transaction between FirstSun and First Foundation. In connection with the proposed transaction, FirstSun filed a registration statement on Form S-4 on December 11, 2025, as amended on January 14, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000014/e26019_fsun-s4a.htm), to register FirstSun’s shares that will be issued to First Foundation’s stockholders in connection with the merger. The registration statement includes a joint proxy statement of FirstSun and First Foundation and a prospectus of FirstSun, as well as other relevant documents concerning the proposed transaction. The Registration Statement was declared effective by the SEC on January 15, 2026 and FirstSun filed a definitive joint proxy statement/prospectus on January 15, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000019/e26025_fsun-424b3.htm) and it was first mailed to FirstSun and First Foundation stockholders on January 16, 2026.
INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING FIRSTSUN, FIRST FOUNDATION, THE TRANSACTION AND RELATED MATTERS.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
A free copy of the joint proxy statement/prospectus, as well as other documents filed by FirstSun or First Foundation may be obtained at the SEC’s Internet site at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by (i) FirstSun on its website at https://ir.firstsuncb.com/overview/default.aspx under the Financials tab and then under the SEC Filings option, and (ii) First Foundation on its website at https://investor.ff-inc.com/investor-home/default.aspx under the Financials tab and then under the SEC Filings option.
Participants in the Solicitation
FirstSun, First Foundation and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from stockholders of FirstSun or First Foundation in connection with the proposed transaction. Information regarding the directors and executive officers of FirstSun and First Foundation and other persons who may be deemed participants in the solicitation of the stockholders of FirstSun or First Foundation in connection with the proposed transaction is included in the joint proxy statement/prospectus, which was filed by FirstSun with the SEC on January 15, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000019/e26025_fsun-424b3.htm). Information about the directors and officers of FirstSun and their ownership of FirstSun common stock can be found in FirstSun’s definitive proxy statement in connection with its 2025 annual meeting of stockholders, including under the headings “Director Experience”, “Biographical Information for Executive Officers”, “Certain Relationships and Related Party Transactions”, “Security Ownership of Certain Beneficial Owners and Management”, “Executive Compensation”, and “Compensation of Directors for Fiscal Year 2024”, as filed with the SEC on March 21, 2025 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001709442/000170944225000020/fcb-20250321.htm, and other documents subsequently filed by FirstSun with the SEC, including on Statements of Change in Ownership on Form 4 filed with the SEC, available at https://www.sec.gov/edgar/browse/?CIK=1709442&owner=exclude. Information about the directors and officers of First Foundation and their ownership of First Foundation common stock can be found in First Foundation’s definitive proxy statement in connection with its 2025 annual meeting of stockholders, including under the headings “Security Ownership of Certain Beneficial Owners and Management”, “Election of Directors (Proposal No. 1)”, “Advisory Vote on the Compensation of the Company’s Named Executive Officers (Proposal No. 4)”, “Compensation Committee Report”, and “Certain Relationships and Related Party Transactions”

as filed with the SEC on April 17, 2025 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001413837/000110465925036041/tm252563-3_def14a.htm, and other documents subsequently filed by First Foundation with the SEC, including on Statements of Change in Ownership on Form 4 filed with the SEC, available at https://www.sec.gov/edgar/browse/?CIK=1413837&owner=exclude. Additional information regarding the interests of participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus filed by FirstSun with the SEC on January 15, 2026 (which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000019/e26025_fsun-424b3.htm). You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.

Summary Data:

	As of and for the three months ended
($ in thousands, except per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net interest income	$83,461	$80,953	$78,499	$74,478	$77,047
Provision for credit losses	6,200	10,100	4,500	3,800	4,850
Noninterest income	26,744	26,333	27,073	21,729	21,635
Noninterest expense	72,041	68,901	68,110	62,722	73,673
Income before income taxes	31,964	28,285	32,962	29,685	20,159
Provision for income taxes	7,157	5,111	6,576	6,116	3,809
Net income	24,807	23,174	26,386	23,569	16,350
Adjusted net income[1]	26,923	23,412	26,601	23,569	24,316
Weighted average common shares outstanding, basic	27,839,044	27,801,255	27,783,710	27,721,760	27,668,470
Weighted average common shares outstanding, diluted	28,262,530	28,291,778	28,232,319	28,293,912	28,290,474
Diluted earnings per share	$0.88	$0.82	$0.93	$0.83	$0.58
Adjusted diluted earnings per share[1]	$0.95	$0.83	$0.94	$0.83	$0.86
Return on average total assets	1.17%	1.09%	1.28%	1.20%	0.81%
Adjusted return on average total assets[1]	1.27%	1.10%	1.29%	1.20%	1.20%
Return on average stockholders' equity	8.58%	8.22%	9.74%	9.03%	6.22%
Adjusted return on average stockholders' equity[1]	9.31%	8.31%	9.82%	9.03%	9.24%
Return on average tangible stockholders' equity[1]	9.58%	9.20%	10.91%	10.18%	7.36%
Adjusted return on average tangible stockholders' equity[1]	10.38%	9.30%	11.00%	10.18%	10.72%
Net interest margin	4.18%	4.07%	4.07%	4.07%	4.09%
Net interest margin (FTE basis)[1]	4.23%	4.12%	4.13%	4.13%	4.15%
Efficiency ratio	65.37%	64.22%	64.52%	65.19%	74.66%
Adjusted efficiency ratio[1]	63.36%	64.00%	64.25%	65.19%	63.63%
Noninterest income to total revenue[2]	24.3%	24.5%	25.6%	22.6%	21.9%
Total assets	$8,485,162	$8,495,437	$8,435,861	$8,216,458	$8,097,387
Loans held-for-sale	100,539	85,250	90,781	65,603	61,825
Loans held-for-investment	6,673,180	6,681,629	6,507,066	6,484,008	6,376,357
Total deposits	7,107,356	7,105,415	7,100,164	6,874,239	6,672,260
Total stockholders' equity	1,153,356	1,127,513	1,095,402	1,068,295	1,041,366
Loan to deposit ratio	93.9%	94.0%	91.6%	94.3%	95.6%
Period end common shares outstanding	27,887,337	27,854,764	27,834,525	27,753,918	27,709,679
Book value per share	$41.36	$40.48	$39.35	$38.49	$37.58
Tangible book value per share[1]	$37.83	$36.92	$35.77	$34.88	$33.94
[1] Represents a non-GAAP financial measure. See the tables beginning on page 21 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Total revenue is net interest income plus noninterest income.

Summary Data (cont’d):

	As of and for the year ended
($ in thousands, except per share amounts)	December 31, 2025	December 31, 2024
Net interest income	$317,391	$296,910
Provision for credit losses	24,600	27,550
Noninterest income	101,879	89,792
Noninterest expense	271,774	264,040
Income before income taxes	122,896	95,112
Provision for income taxes	24,960	19,484
Net income	97,936	75,628
Adjusted net income[1]	100,505	87,744
Weighted average common shares outstanding, basic	27,786,887	27,433,865
Weighted average common shares outstanding, diluted	28,249,796	28,067,273
Diluted earnings per share	$3.47	$2.69
Adjusted diluted earnings per share[1]	$3.56	$3.13
Return on average total assets	1.18%	0.96%
Adjusted return on average total assets[1]	1.21%	1.12%
Return on average stockholders' equity	8.88%	7.56%
Adjusted return on average stockholders’ equity[1]	9.11%	8.77%
Return on average tangible stockholders' equity[1]	9.95%	8.74%
Adjusted return on average tangible stockholders' equity[1]	10.21%	10.09%
Net interest margin	4.10%	4.06%
Net interest margin (FTE basis)[1]	4.16%	4.12%
Efficiency ratio	64.82%	68.28%
Adjusted efficiency ratio[1]	64.17%	64.13%
Noninterest income to total revenue[2]	24.3%	23.2%
Total assets	$8,485,162	$8,097,387
Loans held-for-sale	100,539	61,825
Loans held-for-investment	6,673,180	6,376,357
Total deposits	7,107,356	6,672,260
Total stockholders' equity	1,153,356	1,041,366
Loan to deposit ratio	93.9%	95.6%
Period end common shares outstanding	27,887,337	27,709,679
Book value per share	$41.36	$37.58
Tangible book value per share[1]	$37.83	$33.94
[1] Represents a non-GAAP financial measure. See the tables beginning on page 21 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Total revenue is net interest income plus noninterest income.

Condensed Consolidated Statements of Income (Unaudited):

	For the three months ended		For the year ended
($ in thousands, except per share amounts)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total interest income	$119,273	$116,039	$467,769	$459,540
Total interest expense	35,812	38,992	150,378	162,630
Net interest income	83,461	77,047	317,391	296,910
Provision for credit losses	6,200	4,850	24,600	27,550
Net interest income after credit loss expense	77,261	72,197	292,791	269,360
Noninterest income:
Service charges on deposit accounts	2,116	2,219	8,321	9,495
Treasury management service fees	4,544	3,982	17,473	14,829
Credit and debit card fees	2,744	2,706	10,729	11,153
Trust and investment advisory fees	1,515	1,436	5,945	5,787
Income from mortgage banking services, net	12,102	9,631	47,072	39,014
Other noninterest income	3,723	1,661	12,339	9,514
Total noninterest income	26,744	21,635	101,879	89,792
Noninterest expense:
Salary and employee benefits	43,520	38,498	171,824	154,985
Occupancy and equipment	9,576	9,865	38,244	36,282
Amortization and impairment of intangible assets	628	1,431	2,412	3,549
Merger related expenses	2,217	8,010	2,743	13,178
Other noninterest expenses	16,100	15,869	56,551	56,046
Total noninterest expense	72,041	73,673	271,774	264,040
Income before income taxes	31,964	20,159	122,896	95,112
Provision for income taxes	7,157	3,809	24,960	19,484
Net income	$24,807	$16,350	$97,936	$75,628
Earnings per share - basic	$0.89	$0.59	$3.52	$2.76
Earnings per share - diluted	$0.88	$0.58	$3.47	$2.69

Condensed Consolidated Statements of Income (Unaudited) (cont’d):

	For the three months ended
($ in thousands, except per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total interest income	$119,273	$121,128	$116,921	$110,447	$116,039
Total interest expense	35,812	40,175	38,422	35,969	38,992
Net interest income	83,461	80,953	78,499	74,478	77,047
Provision for credit losses	6,200	10,100	4,500	3,800	4,850
Net interest income after credit loss expense	77,261	70,853	73,999	70,678	72,197
Noninterest income:
Service charges on deposit accounts	2,116	2,162	2,016	2,027	2,219
Treasury management service fees	4,544	4,402	4,333	4,194	3,982
Credit and debit card fees	2,744	2,671	2,728	2,586	2,706
Trust and investment advisory fees	1,515	1,536	1,473	1,421	1,436
Income from mortgage banking services, net	12,102	12,641	13,274	9,055	9,631
Other noninterest income	3,723	2,921	3,249	2,446	1,661
Total noninterest income	26,744	26,333	27,073	21,729	21,635
Noninterest expense:
Salary and employee benefits	43,520	44,822	43,921	39,561	38,498
Occupancy and equipment	9,576	9,591	9,541	9,536	9,865
Amortization and impairment of intangible assets	628	578	578	628	1,431
Merger related expenses	2,217	241	285	—	8,010
Other noninterest expenses	16,100	13,669	13,785	12,997	15,869
Total noninterest expense	72,041	68,901	68,110	62,722	73,673
Income before income taxes	31,964	28,285	32,962	29,685	20,159
Provision for income taxes	7,157	5,111	6,576	6,116	3,809
Net income	$24,807	$23,174	$26,386	$23,569	$16,350
Earnings per share - basic	$0.89	$0.83	$0.95	$0.85	$0.59
Earnings per share - diluted	$0.88	$0.82	$0.93	$0.83	$0.58

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$652,592	$659,899	$785,115	$621,377	$615,917
Securities available-for-sale, at fair value	468,970	476,114	473,468	480,615	469,076
Securities held-to-maturity	33,839	34,247	34,581	34,914	35,242
Loans held-for-sale, at fair value	100,539	85,250	90,781	65,603	61,825
Loans	6,673,180	6,681,629	6,507,066	6,484,008	6,376,357
Allowance for credit losses	(85,016)	(84,040)	(82,993)	(91,790)	(88,221)
Loans, net	6,588,164	6,597,589	6,424,073	6,392,218	6,288,136
Mortgage servicing rights, at fair value	86,651	85,695	84,736	82,927	84,258
Premises and equipment, net	81,523	81,886	82,248	82,333	82,483
Other real estate owned and foreclosed assets, net	11,514	13,418	13,052	4,914	5,138
Goodwill	93,483	93,483	93,483	93,483	93,483
Core deposits and other intangible assets, net	4,983	5,650	6,228	6,806	7,434
Other assets	362,904	362,206	348,096	351,268	354,395
Total assets	$8,485,162	$8,495,437	$8,435,861	$8,216,458	$8,097,387
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing accounts	$1,651,373	$1,674,497	$1,706,678	$1,574,736	$1,541,158
Interest-bearing accounts:
Demand and NOW	848,661	854,176	797,755	748,589	731,404
Savings	378,631	386,235	397,120	405,621	402,338
Money market	2,937,017	2,837,019	2,769,346	2,569,153	2,431,785
Certificates of deposit	1,291,674	1,353,488	1,429,265	1,576,140	1,565,575
Total deposits	7,107,356	7,105,415	7,100,164	6,874,239	6,672,260
Securities sold under agreements to repurchase	11,160	9,824	11,173	8,515	14,699
Federal Home Loan Bank advances	—	—	—	35,000	135,000
Subordinated debt, net	36,680	76,163	76,066	75,969	75,841
Other liabilities	176,610	176,522	153,056	154,440	158,221
Total liabilities	7,331,806	7,367,924	7,340,459	7,148,163	7,056,021
Stockholders' equity:
Preferred stock	—	—	—	—	—
Common stock	3	3	3	3	3
Additional paid-in capital	549,617	548,952	547,950	547,484	547,325
Retained earnings	631,086	606,279	583,105	556,719	533,150
Accumulated other comprehensive loss, net	(27,350)	(27,721)	(35,656)	(35,911)	(39,112)
Total stockholders' equity	1,153,356	1,127,513	1,095,402	1,068,295	1,041,366
Total liabilities and stockholders' equity	$8,485,162	$8,495,437	$8,435,861	$8,216,458	$8,097,387

Consolidated Capital Ratios as of:

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Stockholders' equity to total assets	13.59%	13.27%	12.99%	13.00%	12.86%
Tangible stockholders' equity to tangible assets[1]	12.58%	12.25%	11.94%	11.93%	11.76%
Tangible stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax[1,2]	12.54%	12.21%	11.90%	11.89%	11.71%
Tier 1 leverage ratio	12.75%	12.44%	12.39%	12.47%	12.11%
Common equity tier 1 risk-based capital ratio	14.12%	13.79%	13.78%	13.26%	13.18%
Tier 1 risk-based capital ratio	14.12%	13.79%	13.78%	13.26%	13.18%
Total risk-based capital ratio	15.73%	15.81%	15.94%	15.52%	15.42%
[1] Represents a non-GAAP financial measure. See the tables beginning on page 21 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Tangible stockholders’ equity and tangible assets have been adjusted to reflect net unrealized losses on held-to-maturity securities, net of tax.

Summary of Net Interest Margin:

	For the three months ended				For the year ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans[1]	6,825,404	6.37%	6,481,701	6.51%	6,634,643	6.41%	6,410,520	6.58%
Investment securities	506,964	3.35%	519,221	3.40%	506,294	3.45%	529,209	3.49%
Interest-bearing cash and other assets	583,717	3.68%	491,326	4.48%	599,588	4.14%	380,967	5.02%
Total earning assets	7,916,085	5.98%	7,492,248	6.16%	7,740,525	6.04%	7,320,696	6.28%
Other assets	519,607		542,862		536,383		543,650
Total assets	$8,435,692		$8,035,110		$8,276,908		$7,864,346

Interest-bearing liabilities
Demand and NOW deposits	$831,419	2.98%	$703,087	3.45%	$785,777	3.18%	$633,123	3.63%
Savings deposits	381,978	0.55%	404,762	0.64%	393,771	0.57%	412,941	0.69%
Money market deposits	2,879,668	2.36%	2,348,328	2.23%	2,709,997	2.40%	2,161,618	2.11%
Certificates of deposit	1,284,200	3.49%	1,589,721	4.08%	1,432,539	3.71%	1,756,755	4.51%
Total deposits	5,377,265	2.60%	5,045,898	2.85%	5,322,084	2.73%	4,964,437	3.03%
Repurchase agreements	9,146	1.71%	10,964	1.45%	8,956	1.67%	15,557	1.21%
Total deposits and repurchase agreements	5,386,411	2.60%	5,056,862	2.85%	5,331,040	2.73%	4,979,994	3.03%
FHLB borrowings	—	—%	121,957	5.02%	7,847	4.61%	124,833	5.48%
Other long-term borrowings	36,650	5.82%	75,778	6.41%	66,094	6.85%	75,586	6.55%
Total interest-bearing liabilities	5,423,061	2.62%	5,254,597	2.95%	5,404,981	2.78%	5,180,413	3.14%
Noninterest-bearing deposits	1,698,126		1,581,571		1,615,511		1,542,808
Other liabilities	167,658		152,552		153,460		140,529
Stockholders' equity	1,146,847		1,046,390		1,102,956		1,000,596
Total liabilities and stockholders' equity	$8,435,692		$8,035,110		$8,276,908		$7,864,346

Net interest spread		3.36%		3.21%		3.26%		3.14%
Net interest margin		4.18%		4.09%		4.10%		4.06%
Net interest margin (on FTE basis)[2]		4.23%		4.15%		4.16%		4.12%
[1] Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
[2] Represents a non-GAAP financial measure. See the tables beginning on page 21 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin (cont’d ):

	For the three months ended
	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans[1]	6,825,404	6.37%	6,667,158	6.49%	6,620,493	6.43%	6,420,710	6.36%	6,481,701	6.51%
Investment securities	506,964	3.35%	505,999	3.43%	510,350	3.48%	501,809	3.53%	519,221	3.40%
Interest-bearing cash and other assets	583,717	3.68%	714,885	4.25%	596,713	4.28%	500,857	4.37%	491,326	4.48%
Total earning assets	7,916,085	5.98%	7,888,042	6.09%	7,727,556	6.07%	7,423,376	6.03%	7,492,248	6.16%
Other assets	519,607		540,079		537,156		548,976		542,862
Total assets	$8,435,692		$8,428,121		$8,264,712		$7,972,352		$8,035,110

Interest-bearing liabilities
Demand and NOW deposits	$831,419	2.98%	$796,192	3.29%	$793,461	3.26%	$720,700	3.21%	$703,087	3.45%
Savings deposits	381,978	0.55%	391,444	0.59%	401,093	0.58%	400,801	0.58%	404,762	0.64%
Money market deposits	2,879,668	2.36%	2,852,860	2.58%	2,659,342	2.42%	2,441,737	2.19%	2,348,328	2.23%
Certificates of deposit	1,284,200	3.49%	1,397,371	3.64%	1,504,235	3.76%	1,547,634	3.91%	1,589,721	4.08%
Total deposits	5,377,265	2.60%	5,437,867	2.81%	5,358,131	2.78%	5,110,872	2.73%	5,045,898	2.85%
Repurchase agreements	9,146	1.71%	8,055	1.82%	9,024	1.61%	9,615	1.57%	10,964	1.45%
Total deposits and repurchase agreements	5,386,411	2.60%	5,445,922	2.81%	5,367,155	2.78%	5,120,487	2.73%	5,056,862	2.85%
FHLB borrowings	—	—%	—	—%	2,308	4.72%	29,489	4.60%	121,957	5.02%
Other long-term borrowings	36,650	5.82%	76,117	8.41%	76,025	6.19%	75,907	6.43%	75,778	6.41%
Total interest-bearing liabilities	5,423,061	2.62%	5,522,039	2.89%	5,445,488	2.83%	5,225,883	2.79%	5,254,597	2.95%
Noninterest-bearing deposits	1,698,126		1,642,346		1,587,302		1,532,150		1,581,571
Other liabilities	167,658		145,730		145,064		155,337		152,552
Stockholders' equity	1,146,847		1,118,006		1,086,858		1,058,982		1,046,390
Total liabilities and stockholders' equity	$8,435,692		$8,428,121		$8,264,712		$7,972,352		$8,035,110

Net interest spread		3.36%		3.20%		3.24%		3.24%		3.21%
Net interest margin		4.18%		4.07%		4.07%		4.07%		4.09%
Net interest margin (on FTE basis)[2]		4.23%		4.12%		4.13%		4.13%		4.15%
[1] Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
[2] Represents a non-GAAP financial measure. See the tables beginning on page 21 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Deposits as of:

($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Consumer
Noninterest-bearing deposit accounts	$404,666	$412,568	$426,909	$412,734	$410,303
Interest-bearing deposit accounts:
Demand and NOW	110,155	129,148	113,415	93,675	61,987
Savings	308,655	314,954	322,672	330,489	326,916
Money market	1,880,973	1,885,609	1,803,348	1,600,413	1,516,577
Certificates of deposit	809,401	869,077	937,439	1,065,839	1,069,704
Total interest-bearing deposit accounts	3,109,184	3,198,788	3,176,874	3,090,416	2,975,184
Total consumer deposits	$3,513,850	$3,611,356	$3,603,783	$3,503,150	$3,385,487
Business
Noninterest-bearing deposit accounts	$1,246,707	$1,261,929	$1,279,769	$1,162,002	$1,130,855
Interest-bearing deposit accounts:
Demand and NOW	738,506	725,028	684,340	654,914	669,417
Savings	69,976	71,281	74,448	75,132	75,422
Money market	1,056,044	951,410	965,998	968,740	915,208
Certificates of deposit	57,349	57,225	56,930	65,420	51,131
Total interest-bearing deposit accounts	1,921,875	1,804,944	1,781,716	1,764,206	1,711,178
Total business deposits	$3,168,582	$3,066,873	$3,061,485	$2,926,208	$2,842,033
Wholesale deposits[1]	$424,924	$427,186	$434,896	$444,881	$444,740
Total deposits	$7,107,356	$7,105,415	$7,100,164	$6,874,239	$6,672,260
[1] Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposit.
Balance Sheet Ratios as of:

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Cash to total assets[1]	7.60%	7.70%	9.20%	7.50%	7.50%
Loan to deposit ratio	93.9%	94.0%	91.6%	94.3%	95.6%
Uninsured deposits to total deposits[2]	36.6%	36.2%	37.0%	35.2%	34.8%
Uninsured and uncollateralized deposits to total deposits[2]	29.0%	28.3%	28.3%	26.4%	25.2%
Wholesale deposits and borrowings to total liabilities[3]	5.8%	5.8%	5.9%	6.7%	8.2%
[1] Cash consists of cash and amounts due from banks and interest-bearing deposits with other financial institutions.
[2] Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated.
[3] Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposit. Wholesale borrowings consist of FHLB overnight and term advances.

Loan Portfolio as of:

($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Commercial and industrial[1]	$2,937,867	$2,945,697	$2,779,767	$2,764,035	$2,627,591
Commercial real estate:
Non-owner occupied	742,002	725,425	705,749	733,949	752,628
Owner occupied	700,774	668,172	660,334	677,341	700,867
Construction and land	268,652	343,803	383,969	386,056	362,677
Multifamily	210,368	183,504	134,520	85,239	94,355
Total commercial real estate	1,921,796	1,920,904	1,884,572	1,882,585	1,910,527
Residential real estate[2]	1,221,086	1,209,742	1,226,760	1,195,714	1,180,610
Public Finance	501,582	516,247	524,441	551,252	554,784
Consumer	32,651	38,931	42,881	38,896	41,144
Other	58,198	50,108	48,645	51,526	61,701
Loans, net of deferred costs, fees, premiums, and discounts	$6,673,180	$6,681,629	$6,507,066	$6,484,008	$6,376,357
1As of September 30, 2025, loans to nondepository financial institutions are now included within commercial and industrial. Prior period amounts have been reclassified to conform to the current presentation.
[2] Includes 1-4 family residential construction.

Asset Quality:

	As of and for the three months ended					As of and for the year ended
($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net charge-offs (recoveries)	$5,024	$9,053	$13,547	$631	$(462)	$28,255	$20,377
Allowance for credit losses	$85,016	$84,040	$82,993	$91,790	$88,221	$85,016	$88,221
Nonperforming loans, including nonaccrual loans, and accrual loans greater than 90 days past due	$60,771	$69,641	$54,841	$78,590	$69,050	$60,771	$69,050
Nonperforming assets	$72,285	$83,059	$67,893	$83,504	$74,188	$72,285	$74,188
Ratio of net charge-offs (recoveries) to average loans outstanding	0.30%	0.55%	0.83%	0.04%	(0.03)%	0.43%	0.32%
Allowance for credit losses to loans outstanding	1.27%	1.26%	1.28%	1.42%	1.38%	1.27%	1.38%
Allowance for credit losses to nonperforming loans	139.90%	120.68%	151.33%	116.80%	127.76%	139.90%	127.76%
Nonperforming loans to loans	0.91%	1.04%	0.84%	1.21%	1.08%	0.91%	1.08%
Nonperforming assets to total assets	0.85%	0.98%	0.80%	1.02%	0.92%	0.85%	0.92%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Tangible stockholders’ equity to tangible assets:
Total stockholders' equity (GAAP)	$1,153,356	$1,127,513	$1,095,402	$1,068,295	$1,041,366	$1,153,356	$1,041,366
Less: Goodwill and other intangible assets
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(4,983)	(5,650)	(6,228)	(6,806)	(7,434)	(4,983)	(7,434)
Tangible stockholders' equity (non-GAAP)	$1,054,890	$1,028,380	$995,691	$968,006	$940,449	$1,054,890	$940,449
Total assets (GAAP)	$8,485,162	$8,495,437	$8,435,861	$8,216,458	$8,097,387	$8,485,162	$8,097,387
Less: Goodwill and other intangible assets
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(4,983)	(5,650)	(6,228)	(6,806)	(7,434)	(4,983)	(7,434)
Tangible assets (non-GAAP)	$8,386,696	$8,396,304	$8,336,150	$8,116,169	$7,996,470	$8,386,696	$7,996,470
Total stockholders' equity to total assets (GAAP)	13.59%	13.27%	12.99%	13.00%	12.86%	13.59%	12.86%
Less: Impact of goodwill and other intangible assets	(1.01)%	(1.02)%	(1.05)%	(1.07)%	(1.10)%	(1.01)%	(1.10)%
Tangible stockholders' equity to tangible assets (non-GAAP)	12.58%	12.25%	11.94%	11.93%	11.76%	12.58%	11.76%
Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:
Tangible stockholders' equity (non-GAAP)	$1,054,890	$1,028,380	$995,691	$968,006	$940,449	$1,054,890	$940,449
Less: Net unrealized losses on HTM securities, net of tax	(3,320)	(3,432)	(4,238)	(3,803)	(4,292)	(3,320)	(4,292)
Tangible stockholders’ equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$1,051,570	$1,024,948	$991,453	$964,203	$936,157	$1,051,570	$936,157
Tangible assets (non-GAAP)	$8,386,696	$8,396,304	$8,336,150	$8,116,169	$7,996,470	$8,386,696	$7,996,470
Less: Net unrealized losses on HTM securities, net of tax	(3,320)	(3,432)	(4,238)	(3,803)	(4,292)	(3,320)	(4,292)
Tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$8,383,376	$8,392,872	$8,331,912	$8,112,366	$7,992,178	$8,383,376	$7,992,178
Tangible stockholders’ equity to tangible assets (non-GAAP)	12.58%	12.25%	11.94%	11.93%	11.76%	12.58%	11.76%
Less: Impact of net unrealized losses on HTM securities, net of tax	(0.04)%	(0.04)%	(0.04)%	(0.04)%	(0.05)%	(0.04)%	(0.05)%
Tangible stockholders’ equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	12.54%	12.21%	11.90%	11.89%	11.71%	12.54%	11.71%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Tangible book value per share:
Total stockholders' equity (GAAP)	$1,153,356	$1,127,513	$1,095,402	$1,068,295	$1,041,366	$1,153,356	$1,041,366
Tangible stockholders' equity (non-GAAP)	$1,054,890	$1,028,380	$995,691	$968,006	$940,449	$1,054,890	$940,449
Total shares outstanding	27,887,337	27,854,764	27,834,525	27,753,918	27,709,679	27,887,337	27,709,679
Book value per share (GAAP)	$41.36	$40.48	$39.35	$38.49	$37.58	$41.36	$37.58
Tangible book value per share (non-GAAP)	$37.83	$36.92	$35.77	$34.88	$33.94	$37.83	$33.94
Adjusted net income:
Net income (GAAP)	$24,807	$23,174	$26,386	$23,569	$16,350	$97,936	$75,628
Add: Adjustments
Merger related expenses, net of tax	2,116	238	215	—	5,799	2,569	9,949
Write-off of Guardian Mortgage tradename, net of tax	—	—	—	—	625	—	625
Disposal of ATMs, net of tax	—	—	—	—	1,542	—	1,542
Total adjustments, net of tax	2,116	238	215	—	7,966	2,569	12,116
Adjusted net income (non-GAAP)	$26,923	$23,412	$26,601	$23,569	$24,316	$100,505	$87,744
Adjusted diluted earnings per share:
Diluted earnings per share (GAAP)	$0.88	$0.82	$0.93	$0.83	$0.58	$3.47	$2.69
Add: Impact of adjustments
Merger related expenses, net of tax	0.07	0.01	0.01	—	0.21	0.09	0.36
Write-off of Guardian Mortgage tradename, net of tax	—	—	—	—	0.02	—	0.02
Disposal of ATMs, net of tax	—	—	—	—	0.05	—	0.06
Adjusted diluted earnings per share (non-GAAP)	$0.95	$0.83	$0.94	$0.83	$0.86	$3.56	$3.13
Adjusted return on average total assets:
Return on average total assets (ROAA) (GAAP)	1.17%	1.09%	1.28%	1.20%	0.81%	1.18%	0.96%
Add: Impact of adjustments
Merger related expenses, net of tax	0.10%	0.01%	0.01%	—%	0.28%	0.03%	0.13%
Write-off of Guardian Mortgage tradename, net of tax	—%	—%	—%	—%	0.03%	—%	0.01%
Disposal of ATMs, net of tax	—%	—%	—%	—%	0.08%	—%	0.02%
Adjusted ROAA (non-GAAP)	1.27%	1.10%	1.29%	1.20%	1.20%	1.21%	1.12%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Adjusted return on average stockholders’ equity:
Return on average stockholders' equity (ROACE) (GAAP)	8.58%	8.22%	9.74%	9.03%	6.22%	8.88%	7.56%
Add: Impact of adjustments
Merger related expenses, net of tax	0.73%	0.09%	0.08%	—%	2.19%	0.23%	1.00%
Write-off of Guardian Mortgage tradename, net of tax	—%	—%	—%	—%	0.24%	—%	0.06%
Disposal of ATMs, net of tax	—%	—%	—%	—%	0.59%	—%	0.15%
Adjusted ROACE (non-GAAP)	9.31%	8.31%	9.82%	9.03%	9.24%	9.11%	8.77%
Return on average tangible stockholders’ equity
Return on average stockholders’ equity (ROACE) (GAAP)	8.58%	8.22%	9.74%	9.03%	6.22%	8.88%	7.56%
Add: Impact from goodwill and other intangible assets
Goodwill	0.81%	0.81%	0.98%	0.94%	0.67%	0.88%	0.87%
Other intangible assets	0.19%	0.17%	0.19%	0.21%	0.47%	0.19%	0.31%
Return on average tangible stockholders’ equity (ROATCE) (non-GAAP)	9.58%	9.20%	10.91%	10.18%	7.36%	9.95%	8.74%
Adjusted return on average tangible stockholders’ equity:
Return on average tangible stockholders' equity (ROATCE) (non-GAAP)	9.58%	9.20%	10.91%	10.18%	7.36%	9.95%	8.74%
Add: Impact of adjustments
Merger related expenses, net of tax	0.80%	0.10%	0.09%	—%	2.45%	0.26%	1.11%
Write-off of Guardian Mortgage tradename, net of tax	—%	—%	—%	—%	0.26%	—%	0.07%
Disposal of ATMs, net of tax	—%	—%	—%	—%	0.65%	—%	0.17%
Adjusted ROATCE (non-GAAP)	10.38%	9.30%	11.00%	10.18%	10.72%	10.21%	10.09%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Adjusted total noninterest expense:
Total noninterest expense (GAAP)	$72,041	$68,901	$68,110	$62,722	$73,673	$271,774	$264,040
Less: Adjustments:
Merger related expenses	(2,217)	(241)	(285)	—	(8,010)	(2,743)	(13,178)
Write-off of Guardian Mortgage tradename	—	—	—	—	(828)	—	(828)
Disposal of ATMs	—	—	—	—	(2,042)	—	(2,042)
Total adjustments	(2,217)	(241)	(285)	—	(10,880)	(2,743)	(16,048)
Adjusted total noninterest expense (non-GAAP)	$69,824	$68,660	$67,825	$62,722	$62,793	$269,031	$247,992
Adjusted efficiency ratio:
Efficiency ratio (GAAP)	65.37%	64.22%	64.52%	65.19%	74.66%	64.82%	68.28%
Less: Impact of adjustments
Merger related expenses	(2.01)%	(0.22)%	(0.27)%	—%	(8.12)%	(0.65)%	(3.41)%
Write-off of Guardian Mortgage tradename	—%	—%	—%	—%	(0.84)%	—%	(0.21)%
Disposal of ATMs	—%	—%	—%	—%	(2.07)%	—%	(0.53)%
Adjusted efficiency ratio (non-GAAP)	63.36%	64.00%	64.25%	65.19%	63.63%	64.17%	64.13%
Fully tax equivalent (“FTE”) net interest income and net interest margin:
Net interest income (GAAP)	$83,461	$80,953	$78,499	$74,478	$77,047	$317,391	$296,910
Gross income effect of tax exempt income	1,156	1,225	1,204	1,192	1,161	4,777	4,767
FTE net interest income (non-GAAP)	$84,617	$82,178	$79,703	$75,670	$78,208	$322,168	$301,677
Average earning assets	$7,916,085	$7,888,042	$7,727,556	$7,423,376	$7,492,248	$7,740,525	$7,320,696
Net interest margin	4.18%	4.07%	4.07%	4.07%	4.09%	4.10%	4.06%
Net interest margin on FTE basis (non-GAAP)	4.23%	4.12%	4.13%	4.13%	4.15%	4.16%	4.12%

Contacts:
Investor Contact:
Ed Jacques
Director of Investor Relations & Business Development, FirstSun
Investor.Relations@firstsuncb.com

Media Contact:
Jeanne Lipson
Director of Marketing, Sunflower Bank
Jeanne.Lipson@SunflowerBank.com